Exhibit 10.6

                      AMENDMENT TO FIRST LICENSE AGREEMENT

      This Amendment, dated as of this 3rd day of March, 2005 (this "AMENDMENT") to the License Agreement dated March 19, 2001 (the "FIRST LICENSE AGREEMENT"), is made by and between Cytomedix, Inc. ("LICENSOR") and DePuy Spine, Inc. (f/k/a DePuy AcroMed, Inc.) (hereinafter "LICENSEE"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the FIRST LICENSE AGREEMENT.

      WHEREAS, LICENSOR and LICENSEE are contemporaneously entering into a SECOND LICENSE AGREEMENT (the "SECOND LICENSE AGREEMENT") whereby LICENSOR is granting to LICENSEE non-exclusive worldwide exploitation rights to practice and utilize the PATENTS in other fields of use requested by LICENSEE;

      WHEREAS, LICENSOR and LICENSEE desire to modify the terms of the FIRST LICENSE AGREEMENT to eliminate the exclusivity provisions attendant to LICENSEE'S rights to practice and utilize the PATENTS in respect of the LICENSED FIELD and to make such other amendments to the FIRST LICENSE AGREEMENT as are consistent therewith;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this AMENDMENT, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1.    Section 1.3: Reference to "Section 1.8" is changed to "Section 1.5."

      2. Section 1.5: The last sentence of Section 1.5 is deleted in its entirety and replaced with the following:

            The term "chronic non-healing wounds" means (i) any venous stasis, pressure (i.e., decubitus), or diabetic foot ulcers or (ii) any wounds lasting 30 days or longer.

      3.    Section 1.6: Section 1.6 is amended to read:

            1.6 AFFILIATES shall mean entities owned and organized under DePuy, Inc. including, but not limited to DePuy Orthopaedics, Inc., DePuy International, Ltd. and its affiliates, DePuy ACE, Inc., and Codman & Shurtleff, Inc. or an entity that directly or indirectly controls, is controlled by, or is under common control with, the entity specified. The term "owned" means the legal, beneficial or equitable ownership directly or indirectly of more than 50% of the aggregate of all voting equity interests rights in such entity.

      4.    Section 2.0:

      a. Section 2.0 is deleted in its entirety and replaced with the following:

            LICENSOR hereby grants to LICENSEE, to the extent of the LICENSED FIELD and LICENSED TERRITORY, a license under the PATENTS to fully practice the PATENTS, including the right to make, have made, use, offer for sale, sell and import PRODUCTS and promote the methods and compositions recited in the claims of PATENTS using PRODUCTS in the LICENSED FIELD. LICENSOR recognizes that LICENSEE may also practice the PATENTS by promoting and selling through its AFFILIATES and DISTRIBUTORS. This license also includes a right in purchasers and users of PRODUCT to fully practice PATENTS within the LICENSED FIELD, with such PRODUCT. Additionally, notwithstanding anything in the FIRST LICENSE AGREEMENT to the contrary, CYTOMEDIX releases LICENSEE and all purchasers and users of purchased PRODUCT for any liability to CYTOMEDIX of any kind whatsoever (whether direct or indirect, or known or unknown) arising from any past sale or use of purchased PRODUCT outside of the LICENSED FIELD. LICENSEE acknowledges and agrees that no license is granted or implied under, and agrees not to practice under the PATENTS outside the LICENSED FIELD. Furthermore, LICENSOR releases LICENSEE from any liability to LICENSOR of any kind whatsoever (including breach of contract) arising from purchasers of PRODUCT using the PRODUCT outside the LICENSED FIELD of the FIRST LICENSE AGREEMENT and the ADDITIONAL FIELDS of the SECOND LICENSE AGREEMENT provided that LICENSEE does not promote sales of PRODUCT outside the LICENSED FIELD of the FIRST LICENSE AGREEMENT and the ADDITIONAL FIELDS of the SECOND LICENSE AGREEMENT.

      5. Section 2.1: Section 2.1 is deleted in its entirety and replaced with the following:

            The license granted pursuant to Section 2.0 hereof shall be non-exclusive for the remaining term of this Agreement.

      6.    Article III: The following sections 3.2 is added to Article III:

            3.2 In the event that LICENSOR enters into any agreement with a third party whereby LICENSOR grants the third party a license under the PATENTS, and said third party is obligated under said license to pay LICENSOR a royalty rate that is less than the six and one-half percent (6.5%) royalty rate payable under Sections 3.1 and 5.3 hereof (hereinafter, the "More Favorable Royalty Rate), then the royalty rate of Sections 3.1 and 5.3 hereof shall be deemed, effective as of the date of such third-party license agreement, to be the More Favorable Royalty Rate.

      7. Article IV: Minimum Royalties: Sections 4.0 and 4.1 are deleted in their entirety.

      8.    Article V: Sublicensing.

            a. Section 5.0: The second sentence of Section 5.0 is deleted in its entirety and replaced with the following:

            This sublicense also includes a right in purchasers and users of the purchased PRODUCT to fully practice PATENTS within the ADDITIONAL LICENSED FIELDS with such PRODUCT. The LICENSEE shall not have the right to sublicense to any other third party.

            b.    Section 5.5: Section 5.5 is deleted in its entirety.

      9.    Article VI: Payments

            a.    Section 6.3: Section 6.3 is deleted in its entirety.

            b. Section 6.4: Deleted from Section 6.4 is the parenthetical expression "(including minimum royalties of the year in which the Agreement is terminated)."

      10. Article VII: Confidentiality: A new Section 7.03 shall be added, which provides as follows:

                  7.03 Information disclosed by LICENSEE to LICENSOR or
            otherwise obtained by LICENSOR under this Agreement shall only be used by LICENSOR for the purpose of determining compliance under this Agreement by LICENSEE, sublicensees, or users or purchasers of PRODUCT, and not for any other purpose

      11.   Section 8.2: Section 8.2 is deleted in its entirety.

      12.   Article X: Termination

            a. Section 10.1: Deleted from Section 10.1 is the phrase "for up to ninety (90) days".

            b. Section 10.3.b: Deleted from Section 10.3.b is the parenthetical phrase "(including minimum royalties)".

            c. Section 10.6: Section 10.6 is deleted in its entirety and replaced with the following:

            LICENSEE shall have a right to terminate this Agreement upon 180 days written notice.

      13.   Section 11.0 through Section 11.5: Sections 11.0 through 11.5 of
            Article XI are deleted in their entirety and replaced with the following:

            11.0 LICENSOR may, at its own expense, bring suit or take any other action it deems appropriate in its sole and absolute discretion against any infringer in the LICENSED FIELD and LICENSOR shall be entitled to all past, present, or future recoveries that in any way result from or relate to such suit or action.

      14. Article XII: Records. In Section 12.0, the phrase "records of all operations affecting payments hereunder" is replaced with "records showing the sales or other disposition of PRODUCT sold or otherwise disposed of under the license herein granted in sufficient detail to enable the compliance with the terms of this FIRST LICENSE AGREEMENT to be determined."

      15. Section 21.0: The addresses in Section 21.0 to which notices to the LICENSOR shall be supplied are replaced with the following:

            LICENSOR:          Cytomedix, Inc.
                               416 Hungerford Drive, Suite 330
                               Rockville, Maryland 20850
                               Attention: Dr. Kshitij Mohan, CEO

            With a copy to:    Steven R. Jakubowski
                               Robert F. Coleman & Associates
                               77 West Wacker Drive, Suite 4800
                              Chicago, Illinois 60601

      15. Section 22.0: Section 22.0 is deleted in its entirety and replaced with the following:

            To the extent legally permissible and/or legally mandated, LICENSEE agrees to mark its brochures for the items listed in Appendix B (revised and attached hereto) and improvements thereof with the following: "Certain products shown in this brochure are sold subject to a License Agreement with Cytomedix Inc., and are not licensed for use in treating chronic non-healing wounds (i.e., any venous stasis, decubitus, or diabetic foot ulcers, or any other wounds lasting 30 days or longer).

      IN WITNESS WHEREOF, the parties have caused this AMENDMENT to be duly executed as of the date first mentioned above via their telefaxed signatures, which shall have the same import and effect as if signed originally.


LICENSOR                           LICENSEE
Cytomedix, Inc.                    DePuy Spine, Inc. (f/k/a DePuy AcroMed, Inc.)


By:  Kshitij Mohan, Ph.D.          By:  Earl Fender

Name:  Kshitij Mohan, Ph.D         Name:  Earl Fender

Its:  Chief Executive Officer      Its:  Worldwide President

                                   APPENDIX B
                             (Schedule of Products)


SEPARATORS

2761-02-020       SYMPHONY II FS-20 Blood Draw and Processing Components

2761-02-060       SYMPHONY II FS-60 Blood Draw and Processing Components

2761-02-120       SYMPHONY II FS-120 Blood Draw and Processing Components

2760-40-101       SYMPHONY Process Disposable-One

2760-40-102       SYMPHONY Process Disposable-Two

Disposable Processing Kits contain the items required for containing blood during processing in the centrifuge


CAPITAL

2761-02-000       SYMPHONY II Centrifuge with Balance Weight Set

2760-40-000       SYMPHONY Centrifuge


APPLICATORS/MIXERS

2760-40-202       SYMPHONY Spray Applicator

2760-40-204       SYMPHONY Dual Lumen Applicator

2760-50-000       SYMPHONY GDS Standard Kit

2760-50-100       SYMPHONY GDS Manifold Kit